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                                                                       EXHIBIT 5

                  [Letterhead of Cadwalader, Wickersham & Taft]



October 17, 2002

Pfizer Inc.
235 East 42nd Street
New York, New York 10017

Re: Registration Statement on Form S-4, as amended, relating to Common Stock par value $0.05 per share and Preferred Stock, no par value.



Ladies and Gentleman:

We have acted as special counsel for Pfizer Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4, (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of shares of Common Stock, par value $0.05 per share (the "Common Stock") and shares of Series A Convertible Perpetual Preferred Stock, no par value (the "Preferred Stock"), of the Company to be issued in connection with the proposed merger of Pharmacia Corporation, a Delaware corporation ("Pharmacia") with the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of July 13, 2002, among the Company, Pilsner Acquisition Sub Corp. and Pharmacia (the "Merger Agreement").

In rendering the opinions expressed below, we have examined and relied upon, among other things, (i) the Merger Agreement, (ii) the Company's Certificate of Incorporation, incorporated by reference as an exhibit to the Registration Statement, (iii) the Company's By-laws, incorporated by reference as an exhibit to the Registration Statement and (iv) originals or copies, certified or otherwise identified to our satisfaction, of such certificates, corporate, public or other records, and other documents as we have deemed appropriate for the purpose of rendering this opinion letter. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents and instruments of all documents and instruments submitted to us as copies or specimens, and the authenticity if the originals of such documents and instruments submitted to us as copies or specimens. We have also made such investigations of law as we have deemed appropriate.

In rendering this opinion we have assumed that prior to the issuance of any of the shares of Common Stock and Preferred Stock pursuant to the Merger Agreement
(i) the Registration Statement, as then amended, will have become effective under the Securities Act and such
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effectiveness shall not have been terminated or rescinded; (ii) the common stockholders and preferred stockholders of Pharmacia will have approved and adopted the Merger Agreement; (iii) the common stockholders of Pfizer will have approved the issuance of shares of Pfizer common stock as contemplated by the Merger Agreement; (iv) the certificate of designations, substantially in the form of Annex E to the Registration Statement, shall have been filed with the Delaware Secretary of State and such filing shall be effective; and (v) the transactions contemplated by the Merger Agreement are consummated in accordance with the Merger Agreement.

On the basis of the foregoing, we are of the opinion that the Common Stock and Preferred Stock have been duly authorized and the Common Stock and Preferred Stock, when issued and delivered in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and applicable provisions of the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to Cadwalader, Wickersham & Taft in the joint proxy statement/prospectus constituting a part of the Registration Statement under the caption "Legal Matters," without admitting that we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Yours very truly,

/s/ Cadwalader, Wickersham & Taft

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